AMENDMENT TO
AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Amendment”) is made as of June 30, 2020 by and among Agora, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), Mr. ZHAO Bin (the “Founder”), each of the Preferred Holders (as defined in that certain Amended and Restated Shareholders Agreement, dated as of February 12, 2020, as amended (the “Rights Agreement”)), and Coatue CPP 10 LLC, Neumann Capital and VIP III Nominees Limited (collectively, the “CPP Purchasers”). Capitalized terms not defined herein have the meanings set forth in the Rights Agreement.
RECITALS
WHEREAS, the Company, the Founder and each of the Preferred Holders previously entered into the Rights Agreement;
WHEREAS, the Company is entering into a Class A Ordinary Shares Purchase Agreement with each of the CPP Purchasers, dated as of even date herewith (the “Purchase Agreement”), pursuant to which each of the CPP Purchasers will purchase Class A ordinary shares, par value US$0.0001, of the Company (the “Shares”) immediately following the closing of the Qualified IPO (as defined in the Rights Agreement);
WHEREAS, the Company, the Founder and each of the Preferred Holders desire to amend the terms of the Rights Agreement as set forth herein to include the Shares as Registrable Securities under the Rights Agreement solely for purposes of Sections 1 through 6 of the Rights Agreement; and
WHEREAS, pursuant to Section 13.12 of the Rights Agreement, the Rights Agreement may be amended only with the written consent of (i) the Company; (ii) each Preferred Holder; and (iii) the Founder.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree as follows:
AGREEMENT
1.Amendment to Section 1.1(b). The definition of “Registrable Securities” in Section 1.1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares; (ii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein; (iii) the Class A ordinary shares issued pursuant to that certain Class A Ordinary Shares Purchase Agreement by and between the Company and Coatue CPP 10 LLC, dated as of June 18, 2020; (iv) the Class A ordinary shares issued pursuant to that certain Class A Ordinary Shares Purchase Agreement by and between the Company and Neumann Capital, dated as of June 17, 2020; (v) the Class A ordinary shares issued pursuant to that certain Class A Ordinary Shares Purchase Agreement by and between the Company and VIP III Nominees Limited, dated as of June 19, 2020; and (vi) any Ordinary Shares owned or hereafter acquired by the Investors; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 13.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.
2.Consent to Add Party. Each of the undersigned hereby waives the provisions of Section 6.2 of the Rights Agreement and consents to the addition of each of the CPP Purchasers as a “Holder” party to the Rights Agreement, as amended by this Amendment, solely for the purposes of Sections 1 through 6 thereunder.
3.Governing Law. This Amendment shall be governed by and construed under the Laws of Hong Kong, without regard to the principles of conflict of laws thereunder.
4.Rights Agreement. Wherever necessary, all other terms of the Rights Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect.
5.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

COMPANY: Agora, Inc.

By: /s/ ZHAO Bin
Name: ZHAO Bin
Title: Director

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

FOUNDER:
/s/ZHAO Bin
ZHAO Bin

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER:          SIG China Investments Master Fund III, LLLP

SIG Asia Investment, LLLP,
Its Authorized Agent

By: Heights Capital Management, Inc.,
Its Authorized Agent

By: /s/ Michael Spolan
Name: Michael Spolan
Title: General Counsel

PREFERRED HOLDER:    SIG Global China Fund I, LLLP

SIG Asia Investment, LLLP,
Its Authorized Agent

By: Heights Capital Management, Inc.,
Its Authorized Agent

By: /s/ Michael Spolan
Name: Michael Spolan
Title: General Counsel

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER:    IDG Technology Venture Investment V, L.P.

By: IDG Technology Venture Investment V, LLC, its General Partner

By: /s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorized Signatory

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER:     Shunwei Technology II Limited

By: /s/ Tuck Lye Koh
Name: Tuck Lye Koh
     Title: Director

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER: Duowan Entertainment Corp.

By: /s/ Li Xueling
Name: Li Xueling
Title: Director

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.
PREFERRED HOLDER: MORNINGSIDE CHINA TMT FUND II, L.P.,
a Cayman Islands exempted limited partnership

By :
MORNINGSIDE CHINA TMT GP II, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By :
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company,
its general partner

in     on

/s/ Jill Marie Franklin________________________
     Jill Marie Franklin
Director/Authorised Signatory

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER:        MORNINGSIDE CHINA TMT TOP UP FUND, L.P.,
a Cayman Islands exempted limited partnership

By :
MORNINGSIDE CHINA TMT GP II, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By :
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company,
its general partner

in    on

/s/ Jill Marie Franklin______________________
Jill Marie Franklin
Director/Authorised Signatory

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER: MORNINGSIDE CHINA TMT
SPECIAL OPPORTUNITY FUND II, L.P.,
a Cayman Islands exempted limited partnership

By :
MORNINGSIDE CHINA TMT GP IV, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By :
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company,
its general partner

in    on

/s/ Jill Marie Franklin
Jill Marie Franklin
Director/Authorised Signatory
Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER:  MORNINGSIDE CHINA TMT FUND IV
CO-INVESTMENT, L.P.,
a Cayman Islands exempted limited partnership

By :
MORNINGSIDE CHINA TMT GP IV, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By :
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company,
its general partner

in    on

/s/ Jill Marie Franklin
Jill Marie Franklin
Director/Authorised Signatory

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER:    Evolution Special Opportunity Fund I, L.P.
a Cayman Islands exempted limited partnership
By: MSVC GP Limited,
a Cayman Islands exempted company, as its general partner

By: /s/ Wai Shan WONG
Name: Wai Shan WONG
Title: Director / Authorized Signatory

PREFERRED HOLDER:    Evolution Fund I Co-investment, L.P.
a Cayman Islands exempted limited partnership
By: MSVC GP Limited,
a Cayman Islands exempted company, as its general partner

By: /s/ Wai Shan WONG
Name: Wai Shan WONG
Title: Director / Authorized Signatory

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER:    GGV CAPITAL IV L.P.
By: GGV Capital IV L.L.C., its General Partner

By: /s/ Stephen Hyndman
Name: Stephen Hyndman
Title: Attorney in Fact

PREFERRED HOLDER:    GGV Capital IV Entrepreneurs Fund L.P.
By: GGV Capital IV L.L.C., its General Partner

By: /s/ Stephen Hyndman
Name: Stephen Hyndman
Title: Attorney in Fact
Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER: CRCM Opportunity Fund, L.P.

By: /s/ Toby Zhang
Name: Toby Zhang
Title: Partner

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER: Yan Capital L.P.

By: Yan Capital Management Ltd.
Its Authorized Agent

By: /s/ Yan Dan
Name: Yan Dan
Title: Authorized Signatory

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER:    Coatue PE Asia XVI LLC
    By: Coatue Management, L.L.C., its investment manager

By: /s/ Zachary Feingold
Name: Zachary Feingold
Title: Authorized Signatory

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

PREFERRED HOLDER:    Internet Fund VI Pte. Ltd.

By: /s/ Venkatagiri Mudeliar
Name: Venkatagiri Mudeliar
Title: Director

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

CPP PURCHASER:    COATUE CPP 10 LLC
By: Coatue Management, L.L.C., its investment manager

By: /s/ Zachary Feingold
Name: Zachary Feingold
Title: Authorized Signatory

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

CPP PURCHASER:    NEUMANN CAPITAL

By: /s/ ZHANG Fei
Name: ZHANG Fei
Title: Director

Signature Page to Amendment to Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Amendment on the date first written above.

CPP PURCHASER:    VIP III NOMINEES LIMITED

By: /s/ Thomas Studd
Name: Thomas Studd
Title: Member of Vitruvian Partners LLP in its capacity as director of VIP III Nominees Limited

Signature Page to Amendment to Amended and Restated Shareholders Agreement